UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2021

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	AMOT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.	Other Events.

On March 10, 2021, Allied Motion Technologies Inc. (the “Company”) issued a press release announcing a three-for-two stock split of the Company’s common stock, which will be made in the form of a 50% stock dividend. Shareholders of record at the close of business on April 16, 2021 will receive one additional share of Company common stock for every two shares owned. These additional shares will be distributed on April 30, 2021. Cash will be distributed in lieu of fractional shares based on the closing price on the record date. The Company has approximately 9.8 million shares outstanding and, after the split, the Company will have approximately 14.6 million shares outstanding.

In such press release the Company also announced a quarterly cash dividend of $0.03 per common share. The cash dividend will be paid on April 7, 2021 to shareholders of record on March 24, 2021. The cash dividend will be paid on pre-split shares.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith.

99.1	Press Release dated March 10, 2021.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 11, 2021

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Michael R. Leach
Michael R. Leach
Chief Financial Officer